UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 16, 2026

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41488	82-5089826
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

401 Professional Drive, Suite 260

Gaithersburg, MD 20879

(Address of principal executive offices) (Zip Code)

(240) 430-4212

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	SHPH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

Dismissal of Independent Registered Public Accounting Firm.

On October 16, 2026, the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of Shuttle Pharmaceuticals Holdings, Inc. (the “Company”), and the full Board, approved the dismissal of Forvis Mazars, LLP (“Forvis Mazars”) as the Company’s independent registered public accounting firm, effective following the filing of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2026.

Forvis Mazars’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2025 and December 31, 2024, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that such reports included an explanatory paragraph relating to substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2025 and December 31, 2024, and the subsequent interim period through October 16, 2026, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Forvis Mazars on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Forvis Mazars, would have caused Forvis Mazars to make reference to the subject matter of the disagreements in connection with its reports on the Company’s consolidated financial statements.

Additionally, during the fiscal years ended December 31, 2025 and December 31, 2024, and the subsequent interim period through October 16, 2026, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except for the material weaknesses in the Company’s internal control over financial reporting described below.

As previously disclosed in Item 4 of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2026 and in Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, the Company identified the following material weaknesses:

●	The Company’s written policies and procedures over accounting transaction processing and period end financial close and reporting are limited, which has resulted in ineffective oversight in the establishment of proper monitoring controls over accounting and financial reporting;
●	The lack of sufficient review and segregation of duties for certain financial transactions, manual journal entries, and critical financial spreadsheets, such that a proper review had not been performed by someone other than preparer, and that process documentation is lacking for review and monitoring controls over accounting and financial reporting;
●	Findings related to overall information technology general controls (“ITGCs”) including issues with super-user access and segregation of duties for systems supporting the Company’s internal control processes and controls; and
●	Deficiencies in the Company’s entity level controls specifically related to timely communication of material contracts and other communications for consideration in the Company’s accounting and financial reporting processes.

In addition, as previously disclosed in Item 4 of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2026, the Company did not maintain personnel with sufficient technical accounting and valuation expertise to identify, evaluate, and appropriately account for complex and non-routine transactions. Although management utilized third-party specialists, controls were not adequately designed or operating effectively to independently assess the reasonableness of the accounting conclusions and valuation analyses provided by those specialists, resulting in a reasonable possibility that material misstatements would not be prevented or detected on a timely basis.

The Audit Committee discussed the material weaknesses with Forvis Mazars, and the Company has authorized Forvis Mazars to respond fully to the inquiries of the successor independent registered public accounting firm concerning the subject matter of such material weaknesses.

The Company provided Forvis Mazars with a copy of the disclosures made in this Item 4.01 prior to the filing of this Current Report on Form 8-K and requested that Forvis Mazars furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company herein and, if not, stating the respects in which it does not agree. A copy of Forvis Mazars’s letter, dated October 21, 2026, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

The Company has not, as of the date of this Current Report on Form 8-K, engaged a new independent registered public accounting firm to replace Forvis Mazars.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
16.1	Letter from Forvis Mazars, LLP, dated October 21, 2026
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 22, 2026

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

By:	/s/ Christopher Cooper
Name:	Christopher Cooper
Title:	Co-Chief Executive Officer